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                                                                   EXHIBIT 99(a)

                                REVOCABLE PROXY
                           COLLECTIVE BANCORP, INC.
                           716 West White Horse Pike
                           Cologne, New Jersey 08213
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           COLLECTIVE BANCORP, INC.


        The undersigned stockholder of Collective Bancorp, Inc. hereby appoints Albert A. Kuehner and Arthur L. Foster, or either of them, or any successors, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Collective Bancorp, Inc., held by the undersigned at the Special Meeting of Stockholders to be held at 10:00 a.m on ______________________, 1997, at the Ram's Head Inn,
9 West White Horse Pike, U.S. Highway 30, Absecon, New Jersey or any adjournments thereof.

        When properly executed this proxy will be voted in the manner directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

        The undersigned stockholder may revoke this proxy at any time before it is voted by either filing with the Secretary of Collective Bancorp, Inc., a written notice of revocation, delivering to Collective Bancorp, Inc., a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. If you receive more than one proxy card, please sign and return all cards.

                                   (Continued and to be signed on reverse side)
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I. A proposal to approve and adopt the Agreement and Plan of Merger dated
February 27, 1997, providing for the Merger of Collective Bancorp, Inc., with and into Summit Bancorp, pursuant to which shares of Common Stock of Collective Bancorp, Inc., will be converted into the right to receive whole shares of the Common Stock of Summit Bancorp and cash in lieu of any fractional shares of Common Stock of Summit, based on an exchange ratio of Summit Common
Stock to Collective Common Stock of .895, as more fully described in the accompanying Proxy Statement-Prospectus.

        For [_]                 Against [_]             Abstain [_]

II. A proposal to adjourn the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Merger Agreement at the time of the Special Meeting in order to permit further solicitation of proxies.

        For [_]                 Against [_]             Abstain [_]

In order to help us make arrangements for the Special Meeting, please indicate below whether you plan to attend:

[_] I plan to attend the Special Meeting

[_] I do not plan to attend the Special Meeting

                                                IMPORTANT: Please sign your name
                                                exactly as it appears on this
                                                Proxy card. When shares are held
                                                by joint tenants, both should
                                                sign. When signing as attorney,
                                                executor, administrator, agent,
                                                trustee or guardian, please give
                                                full title.  If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.
                                                Date                      , 1997
                                                     ---------------------

                                                --------------------------------
                                                             Signature

                                                --------------------------------
                                                    Signature if held jointly


   Please Mark, Sign, Date and Return this Proxy Promptly Using the Enclosed
                                   Envelope.